UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2009

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive
Alvin, Texas 77511
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The Board of Directors (the “Board”) of Team, Inc. (the “Company”) previously approved, subject to shareholder approval, (1) an amendment to the First Amended and Restated Team, Inc. 2006 Stock Incentive Plan (the “Plan”) to establish the maximum amount of compensation that may be paid to a participant for a performance-based award if the performance goal is obtained, and (2) an amendment to the Restated Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to: (i) authorize the issuance of common stock awards; (ii) terminate the automatic grant of options; and (iii) make certain technical revisions and improvements.  At the Company’s annual shareholders meeting held on September 24, 2009, the Company’s shareholders approved the amendments to the Plan and the Directors’ Plan, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

10.1	Team, Inc. 2006 Stock Incentive Plan (As Amended and Restated August 1, 2009).

10.2	Team, Inc. Restated Non-Employee Directors’ Stock Plan (As Amended and Restated August 1, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary

Dated:  September 30, 2009

EXHIBIT INDEX

Exhibit no.	Description
10.1	Team, Inc. 2006 Stock Incentive Plan (As Amended and Restated August 1, 2009)

10.2	Team, Inc. Restated Non-Employee Directors’ Stock Plan (As Amended and Restated August 1, 2009)